UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2010

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 5, 2010, the Compensation Committee of Broadcom Corporation (the "Company") adopted a severance benefit plan for employees who hold the title of Vice President, Senior Vice President or Executive Vice President. The plan will be effective June 1, 2010. Each of the Company’s executive officers will participate in the severance plan, other than our Chief Executive Officer who has severance benefits provided under his employment agreement. Pursuant to the severance plan, if the Company terminates an employee’s employment other than for "cause" (as defined in the plan) or the employee terminates his or her employment for "good reason" (as defined in the plan), the employee may be entitled to receive certain compensation and benefits from the Company, including the following:

• a severance payment equal to 12 months base salary (in the case of Executive Vice Presidents), 9 months base salary (in the case of Senior Vice Presidents) or 6 months base salary (in the case of Vice Presidents);

• a bonus payment equal to 100% of the participant’s target bonus opportunity (in the case of Executive Vice Presidents), 75% of target bonus opportunity (in the case of Senior Vice Presidents) or 50% of target bonus opportunity (in the case of Vice Presidents);

• a payment equal to the value of equity awards that would have vested during a period of 12 months (in the case of Executive Vice Presidents), 9 months (in the case of Senior Vice Presidents) or 6 months (in the case of Vice Presidents) immediately following termination, based (i) in the case of stock options, on the excess, if any, of fair market value on the date of termination over the applicable exercise price, and (ii) in the case of restricted stock units and other full value stock awards, on the fair market value of our common stock on the date of termination;

• a payment equal to the cost to obtain COBRA continuation coverage for 12 months (in the case of Executive Vice Presidents), 9 months (in the case of Senior Vice Presidents) or 6 months (in the case of Vice Presidents); and

• outplacement services for up to 6 months following the date of termination.

Among other conditions, each employee must deliver a general release of all claims against us as a condition to receiving the severance benefit package. All cash payments under the plan are paid in a lump sum and all payments and benefits under the plan are intended to comply with Section 409A of the Internal Revenue Code or an available exemption.

The severance plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Broadcom Corporation Severance Benefit Plan for Vice Presidents and Above and Summary Plan Description effective June 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

May 6, 2010	By:	/s/ Eric K. Brandt

Name: Eric K. Brandt
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Broadcom Corporation Severance Benefit Plan for Vice Presidents and Above and Summary Plan Description effective June 1, 2010.